UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EHOUSE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	57-1221013
(State or Other Jurisdiction of Incorporation or Organization)	Identification No.)

7660 Fay Ave., Ste. H #169

La Jolla, CA 92037

(Address of Principal Executive Offices)

Securities to be registered to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.        .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    X .

Securities Act registration statement file number to which this form relates:  333-158584

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the shares of Common Stock, par value $0.001 per share, of EHOUSE Global, Inc. being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see "Description of Securities " in the Registrant’s Prospectus Under Rule 424B4 filed December 16, 2010; Registration Statement on Form S-1 filed December 16, 2010

Item 2. Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith

3.1	Articles of Incorporation	S-1	4/15/09	3.1
3.2	Articles of Amendment to Articles of Incorporation, filed December 10, 2012	Filed Herewith		3.1
3.3	Bylaws	S-1	4/15/09	3.2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

EHOUSE GLOBAL, INC..

Date: December 12, 2013	By:	/s/ Scott Corlett
		Name:	Scott Corlett
		Title:	President